Exhibit 1.1

SEANERGY MARITIME HOLDINGS CORP.

[______] Common Shares and

Class A Warrants to Purchase [______] Common Shares

UNDERWRITING AGREEMENT

December [__], 2016

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

As representative of the several Underwriters

named in Schedule A annexed hereto.

Ladies and Gentlemen:

Seanergy Maritime Holdings Corp., a Marshall Islands corporation (the “Company”), confirms its agreement with Maxim Group LLC (“Maxim”) and each of the other Underwriters named in Schedule A to this agreement (this “Agreement”) (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Maxim is acting as a representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of [______] common shares, par value US$0.0001 per share, of the Company (the “Common Shares”), together with Class A warrants to purchase an aggregate of [______] Common Shares at an exercise price equal to US$[______] per Common Share (the “Warrants”) in the respective amounts set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [______] additional Common Shares and/or [______] additional Warrants. Each Common Share will be issued together with one Warrant. The Common Shares and Warrants will be separately transferable immediately upon issuance. The aforesaid [______] Common Shares each together with a Warrant (the “Initial Securities”) to be purchased by the Underwriters, all [or any part of] the aforesaid [_____] Common Shares and/or [_____] Warrants subject to the option described in Section 2(b) hereof (the “Option Securities”), and the Representative’s Warrant (as defined below) and the Common Shares issuable upon exercise of the Representative’s Warrant, are collectively referred to herein as the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration No. 333-214322), including the related preliminary prospectus or prospectuses, which registration statement has become effective under the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the sale of the Securities under the 1933 Act. After the execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430A is referred to as “Rule 430A Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430A Information, is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein and the Rule 430A Information otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as a “Rule 462(b) Registration Statement” and after such filing the term “Registration Statement” shall include such Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the sale of the Securities, including the documents incorporated by reference therein and any amendments or supplements thereto, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement, the following capitalized terms have the following meanings:

“Applicable Time” means [____] __.m. (New York City time) on December [____], 2016, or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any (i) Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time as set forth on Schedule B hereto, (ii) the prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Applicable Time, and (iii) any other documents included on Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

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“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time at or subsequent to the Applicable Time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is expressly incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, as follows:

(i) Registration Statement, Prospectus and Disclosure at Time of Sale. (A) The Company meets the requirements for use of Form F-1 under the 1933 Act. Each of the Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(B) At the respective times the Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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(C) The Prospectus, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(D) Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(E) As of the Applicable Time, neither (1) the General Disclosure Package, nor (2) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(F) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 3(e), did not and does not include any information that conflicted or conflicts with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(G) The representations and warranties in this section 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, which information, it is agreed, consists solely of: [(i) the names of the several Underwriters appearing in the Prospectus, (ii) the fifth paragraph in the section of the Prospectus captioned “Underwriting”; (iii) the tenth paragraph in the section of the Prospectus captioned “Underwriting”; and (iv) the thirteenth paragraph in the section of the Prospectus captioned “Underwriting” (the information set forth in clauses (i)-(iv) above, the “Underwriter Information”).]

(H) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

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(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus: (A) at the time the Original Registration Statement became effective and (B) at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading..

(iii) Independent Accountants. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. (“E&Y”), the accountants who certified the financial statements and supporting schedules included and incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) No Restrictions. There are no restrictions on subsequent transfers of the Securities under the Company’s or any Subsidiary’s (as defined below) organizational documents or the laws of the Republic of The Marshall Islands.

(v) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial condition of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the documents in the General Disclosure Package and in the Prospectus constitute a fair summary of the information purported to be summarized and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act except as so included or incorporated by reference. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus or incorporated by reference therein regarding “non GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act to the extent applicable.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise disclosed therein: (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or, other than to the Company, any Subsidiary on any class of its capital stock.

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(vii) Good Standing of Company. The Company is validly existing as a corporation in good standing under the laws of the Republic of The Marshall Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its respective obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing is not resulting or would not reasonably be expected to result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each direct or indirect subsidiary of the Company set forth in Exhibit 21.1 to the Registration Statement (each a “Subsidiary” and, collectively, the “Subsidiaries”) are the only Subsidiaries which are currently material to the business and operations of the Company, and each such Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing is not resulting or would not reasonably be expected to result in a Material Adverse Effect. The following direct or indirect subsidiaries of the Company are inactive and/or have no or nominal assets: Maritime Capital Shipping (HK) Limited, Maritime Glory Shipping Limited, Maritime Grace Shipping Limited, Atlantic Grace Shipping Limited, Amazons Management Inc., Cynthera Navigation Ltd., Harbour Business International Corp., Lagoon Shipholding Ltd., Martinique International Corp., and Waldeck Maritime Co. (the “Inactive Subsidiaries”). All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through one or more wholly-owned Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim except for those arising under any credit facility or loan agreement (“Credit Facilities”) to which the Company or any of its Subsidiaries is a party as disclosed in or contemplated in the Registration Statement, General Disclosure Package and the Prospectus or any related Security Agreement or Pledge Agreement; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

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(ix) Capitalization. The Company has authorized capital stock as set forth in the sections of the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus), and, as of the Applicable Time and any as of each Date of Delivery (if any), as the case may be, the Company shall have an authorized capital stock as set forth in the sections of the Registration Statement, the General Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus), the General Disclosure Package and the Prospectus). All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement and the terms of the related warrant agreements against payment of the consideration set forth herein and therein, will be validly issued, fully paid and non-assessable; all statements relating to the Common Shares, the Warrants and the Representative’s Warrant contained in the Registration Statement, the General Disclosure Package and the Prospectus are a fair and accurate description of the instruments defining the terms of the same in all material respects; no holder of the Securities will be subject to personal liability, other than any warrant exercise price, solely by reason of being such a holder and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company. When issued, the Warrants and the Representative’s Warrant will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and the Warrants and the Representative’s Warrant are enforceable against the Company in accordance with their terms; provided, however, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Common Shares underlying the Warrants and the Representative’s Warrant have been duly authorized for issuance, will conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus, have been validly reserved for future issuance, will, upon exercise of the Warrants and the Representative’s Warrant, respectively, and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or similar rights to subscribe for or purchase securities of the Company. The issuance of such securities is not subject to any statutory preemptive rights under the Company’s organization documents as in effect at the time of issuance, or any rights of first refusal or other similar rights of any securityholder of the Company pursuant to any agreement to which the Company or a Subsidiary is a party (except for such preemptive or contractual rights as have been waived).

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(xi) Authorization of Agreement. This Agreement and each document and instrument delivered by the Company hereunder has been duly authorized, executed and delivered by the Company. The Company has full power and authority to execute and deliver this Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement.

(xii) [Intentionally Omitted].

(xiii) Agreements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiaries has terminated any of the contracts or agreements filed as an exhibit to the Registration Statement or any document listed as an exhibit to the Registration Statement and incorporated by reference therein, and no such termination has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement. Any descriptions of the terms of any of the foregoing contracts and agreements that are contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair in all material respects.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement (including any Credit Facility), note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary, is subject (collectively, “Agreements and Instruments”) except for such violations or defaults, singly or in the aggregate, that are not resulting or would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities by the Company) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both: (A) result in any violation of the provisions of the charter, by-laws or organization document of the Company or any Subsidiary, or (B) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that are not, singly or in the aggregate, resulting or would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect), or result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, self-regulatory organization or other non-governmental regulatory authority (including without limitation, the rules and regulations of the NASDAQ Stock Market (“NASDAQ”)) or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except for such violations that are not resulting or would not reasonably be expected to result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all of such indebtedness by the Company or any Subsidiary.

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(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company, any of the Company’s affiliates controlled by it or any Subsidiary exists or, to the knowledge of the Company, is imminent, which currently is resulting in or would reasonably be expected to result in a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which is resulting in or would reasonably be expected to result in a Material Adverse Effect.

(xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus that is not so disclosed, or which is resulting or would reasonably be expected to result in a Material Adverse Effect, or which is materially and adversely affecting or would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are not resulting or would not reasonably be expected to result in a Material Adverse Effect.

(xvii) Accuracy of Exhibits. There are no contracts, instruments or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto which have not been so described and filed.

(xviii) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them in any material respect, and none of the Company or any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (in the case of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, is currently resulting or would reasonably be expected to result in a Material Adverse Effect.

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(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or regulatory authority or self-regulatory organization or other non-governmental regulatory authority (including without limitation, the rules and regulations of NASDAQ) or approval of the Company’s shareholders, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance and sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) under the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”).

(xx) Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any officer, director, employee or affiliate of the Company has taken, nor will the Company or, to the Company’s knowledge, any officer, director, employee or affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxi) Possession of Licenses and Permits. The Company and each Subsidiary possess such permits, licenses, certificates, approvals, financial assurances, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate international, national, state or local regulatory agencies or bodies (collectively, “Governmental Authorities”) necessary to conduct the business now operated by them, except where the failure so to possess is not, singly or in the aggregate, resulting or would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; the Company and each Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply is not, singly or in the aggregate, resulting or would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect is not, singly or in the aggregate, resulting or would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; and none of the Company or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, result in or would reasonably be expected to result in a Material Adverse Effect.

(xxii) Title to Real or Leased Property. The Company and each Subsidiary has good and marketable title to all real property owned by them, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as: (A) are described in the Registration Statement, General Disclosure Package and Prospectus or (B) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease in any material respect..

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(xxiii) Maritime Matters.

(A) Each of the vessels described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by the Company or any Subsidiary as described therein (“Owned Vessels”) has been duly and validly registered in the name of a Subsidiary under the laws and regulations and flag of the nation of its registration; no other action is necessary to establish and perfect such entity’s title to and interest in any of the Owned Vessels as against any third party; and each Owned Vessel is owned directly by the Company or such Subsidiary free and clear of all liens, claims, security interests or other encumbrances, except such as are described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. Each such Subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for maritime liens incurred in the ordinary course and those liens arising under Credit Facilities, each as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(B)  Each of the Owned Vessels is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction in which it is registered, except for any failure which would not result in a Material Adverse Effect.

(C) Each of the Owned Vessels is operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, with moral jurisdiction over, or classification society or insurer applicable to the respective Owned Vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws), in each case as in effect on the date hereof, except where such failure to be in compliance is not resulting or would not reasonably be expected to result in a Material Adverse Effect. The Company and each applicable Subsidiary are qualified to own or lease, as the case may be, and operate such Owned Vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified is not resulting or would not reasonably be expected to result in a Material Adverse Effect.

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(D) Each of the Owned Vessels is classed by a classification society which is a full member of the International Association of Classification Societies and such Owned Vessels are in class with valid class and trading certificates, without any overdue recommendations, in each case based on the classification and certification requirements in effect on the date hereof.

(E) [Neither the Company nor any Subsidiary is a party to any memorandum of agreement or option agreement to purchase any currently operating or existing shipping vessels] [Each memorandum of agreement or option agreement to which the Company or any of its Subsidiaries is a party to purchase any vessels as described in or filed as an exhibit to the Registration Statement, the General Disclosure Package and the Prospectus has been duly authorized and has been executed and delivered by the respective parties thereto, and the Company has no reason to believe that such agreements do not constitute valid and binding agreements of each such party enforceable in all material respects against each such party in accordance with its terms. Upon exercise of its rights to acquire any vessel as provided for in any such memorandum of agreement or option agreement, the Company or applicable Subsidiary will have an enforceable right to acquire the vessel subject to the same.]

(F)  Neither the Company nor any Subsidiary is a party to any agreement pursuant to which it has contracted to build any shipping vessels.

(xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as contemplated by this Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Compliance with Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its Subsidiaries is in violation of any applicable international, national, state or local convention, law, regulation, order, Governmental License or other requirement relating to pollution or protection of human health or safety (as they relate to exposure to Materials of Environmental Concern (as defined below)) or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of natural resources, including without limitation, conventions, laws or regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), nor has the Company or any Subsidiary received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any such Subsidiary is in violation of any Environmental Law or Governmental License required pursuant to Environmental Law; except, in each case, as does not or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) there is no claim, action or cause of action filed with a court or Governmental Authority and no investigation, or other action with respect to which the Company or any Subsidiary has received written notice alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any Subsidiary, now or in the past, or from any vessel owned, leased or operated by the Company or any Subsidiary, now or in the past (collectively, “Environmental Claim”), pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law, except as does not or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably would be expected to result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of an Environmental Claim against the Company, any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law, except as does not or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (for the avoidance of doubt, the operation of vessels in the ordinary course of business shall not be deemed, by itself, an action, activity, circumstance or condition set forth in this clause (C)); and (D) none of the Company or any Subsidiary is subject to any pending proceeding under Environmental Law to which a Governmental Authority is a party and which the Company reasonably believes is likely to result in monetary sanctions of US$100,000 or more.

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(xxvi) Effect of Environmental Laws. The Company has reasonably concluded that associated costs and liabilities arising under Environmental Laws and resulting from the business, operations or properties of the Company or any Subsidiary does not or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package, the Registration Statement and the Prospectus.

(xxvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, who have not validly waived such rights in connection with the transactions contemplated by this Agreement and the 120-day period after the date hereof as described in the Registration Statement, the General Disclosure Package and the Prospectus or have not entered into an agreement substantially in the form of Exhibit B.1

(xxviii) Accounting Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, appropriate, to allow timely decisions regarding disclosure.

1 EGS – Would you please provide an acceptable form of waiver for Plaza to sign? They will not be signing a lock-up but are willing to temporarily waive their registration rights.

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(xxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and which the Company is required to comply with.

(xxx) Taxes. No capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of Greece, the Republic of The Marshall Islands (assuming that none of the Underwriters are citizens or residents of the Republic of The Marshall Islands or are carrying on business or conducting transactions in the Republic of The Marshall Islands), Hong Kong or Liberia, or to any political subdivision or taxing authority thereof or therein in connection with the issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters.

(xxxi) Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. Any applicable United States federal income tax returns of the Company through the fiscal year ended December 31, 2015 have been filed and no assessment in connection therewith has been made against the Company. The Company and Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxii) Transfer Taxes. There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. federal law or the laws of any U.S. state, the Republic of The Marshall Islands (assuming that none of the Underwriters are citizens or residents of the Republic of The Marshall Islands or are carrying on business or conducting transactions in the Republic of The Marshall Islands), Hong Kong, Liberia or Greece, or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters.

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(xxxiii) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers (which term shall include protection and indemnity associations or clubs), in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is generally maintained by companies of a similar size engaged in the same or similar business, and all such insurance is in full force and effect. There are no material claims by or on behalf of the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and neither the Company nor any of the Subsidiaries is currently required to make any payment, or is aware of any facts which would require the Company or any Subsidiary to make any payment, in respect of a call by, or a contribution to, any insurance club, except for any payment or claims which do not or would not reasonably be expected to, in the aggregate, result in a Material Adverse Effect. The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxxiv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are provided by Karatzas Marine Advisors & Co. or based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxv) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxvi) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the Company’s best knowledge, any affiliate, employee, agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries, and, to the Company’s best knowledge, the Company’s affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

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(xxxvii) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxviii) OFAC. (A) Neither the Company nor any of its Subsidiaries, nor any director or executive officer thereof, nor, to the Company’s best knowledge, any other officer, employee, agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor (2) located, organized or resident in the Balkans, Belarus, Burma, Cote D'Ivoire, Cuba, Democratic Republic of Congo, Iran, Iraq, North Korea, Sudan, Syria or Zimbabwe.

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of any Person or in any country or territory that, at the time of such funding or facilitation, is the Company’s knowledge the subject of Sanctions; or

(C) Since their inception, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

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(xxxix) Commissions and Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than contracts, agreements or understandings between the Company and Maxim or any other Underwriter or contracts, agreements or understandings that have been disclosed to Maxim) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus or, to the Company’s best knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(xl) No Association with FINRA. Neither the Company nor any of its officers, directors, employees or affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the bylaws of the FINRA), any member firm of the FINRA.

(xli) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the family members of any of them.

(xlii) Immunity from Jurisdiction. Neither the Company nor any Subsidiary or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands, Liberia, Hong Kong or Greece or any political subdivisions thereof.

(xliii) Foreign Private Issuer Status. The Company is a “foreign private issuer” as defined in Rule 405 of the 1933 Act.

(xliv) PFIC Status. The Company did not qualify as a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year, if any.

(xlv) Dividends and Distributions. Except in accordance with Marshall Islands law or otherwise as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets. All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of The Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands (so long as not paid to a citizen or resident of the Republic of The Marshall Islands) and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authority in the Republic of The Marshall Islands.

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(xlvi) No Limits on Distributions. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no limitations on the ability of the Company to make distributions in respect of or to redeem the Securities. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no encumbrances or restrictions on the ability of any Subsidiary: (A) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company and any such dividends and other distributions, under the current laws and regulations of the jurisdictions where such Subsidiaries are organized, may be freely transferred out of such jurisdictions and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such jurisdictions, (B) to make loans or advances or pay any indebtedness to the Company or (C) to transfer any of its property or assets to the Company.

(xlvii) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

(xlviii) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(xlix) XBRL. The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such Subsidiary, as the case may be, to each Underwriter as to the matters covered thereby.

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SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per Common Share together with a Warrant of US$[____], the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof; provided, however that with respect to the number of Initial Securities set forth in Schedule C opposite the name of such Underwriter, each Underwriter agrees to pay US$[____] per Common Share together with a Warrant (the “OCP Initial Securities”).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all (at any time) or any part (from time to time) of the Option Securities, which may be purchased in any combination of Common Shares and/or Warrants, at the purchase price of US$[____] per Common Share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities, and US$[____] per Warrant. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be earlier than three full business days after delivery of such notice or later than seven full business days after the delivery of such notice, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares or warrants.

(c) Payment.

(i) Payment of the purchase price for, and delivery of the Initial Securities shall be made at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York New York 10004, or at such other place as shall be agreed upon by the Representative and the Company, at [____] a.m. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

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(ii) In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

(iii) Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company (which at the Company’s election may be an account of the Company’s legal counsel), and, upon receipt thereof, delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them shall be made. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.

(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in book-entry form in such denominations and registered in the name of “Cede & Co.”, as the nominee of The Depository Trust Company, or such other names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will promptly notify the Representative: (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment that is reasonable.

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(b) Filing of Amendments and 1934 Act Documents. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with a copy of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Representative reasonable notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations prior to the execution of this Agreement; the Company will give the Representative notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver, upon written request, to the Representative, without charge, one signed copy of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof), and will also deliver, upon written request, to the Representative, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act in connection with the offering of the Initial Securities and the Option Securities anticipated hereby. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements; the Company will use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities); and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(f) Blue Sky and Other Qualifications. The Company will arrange, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other applicable jurisdictions (domestic or foreign) as the Representative may reasonably designate (with the Company’s consent) and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to take any action which would reasonably result in it having to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act or shall comply with Rule 158 of the 1933 Act Regulations.

(h)  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

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(i) Listing. The Company will use reasonable best efforts to effect and maintain the listing of the Common Shares and Warrants on NASDAQ for at least three (3) years after the Closing Date, except as a result of a transaction approved by, or otherwise with the vote on consent of, the holders of a majority of the outstanding shares of common stock of the Company. For a period of three (3) years from the Closing Date, if the Company fails to maintain the listing of the Securities on a nationally recognized exchange in the United States, the Company shall, at its expense, obtain and keep current a listing in the Standard & Poor’s Corporation Records Services or the Moody’s Industrial Manual; provided that Moody’s OTC Industrial Manual is not sufficient for these purposes.

(j) Restriction on Sale of Securities. During a period of 120 days from the Closing Time, the Company will not, without the prior written consent of the Representative, directly or indirectly: (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Company’s shares of common stock or any other securities so convertible into or exercisable or exchangeable for the Company’s shares of common stock (collectively, the “Lock-Up Securities”) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Lock-Up Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Securities to be sold or issued hereunder or the exercise of any of such Securities, (ii) any grants or issuances of securities, or the filing of a registration statement, related to the Company’s 2011 Equity Incentive Plan or any other incentive compensation plan of the Company in effect at date hereof, provided such grants or issuances are undertaken in a manner consistent with past practice of the Company, and subject to the lock-up agreements referred to in Section 5(i), (iii) the issuance by the Company of any common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, including the conversion of either of the convertible promissory notes issued by the Company to Jelco Delta Holding Corp., subject to the lock-up agreements referred to in Section 5(i), or (iv) any issuances of securities related to (A) the Company’s acquisition, leasing, management, or operation of business or assets (including, without limitation, vessels), or (B) the formations and operation of any joint venture or investment vehicle with respect to which the Company or any of the Company’s sponsor or affiliates is directly or indirectly a party, including the acquisition, leasing, management or operation of businesses or assets (including, without limitation, vessels) by such joint venture or investment vehicle; provided, however that the primary purpose of any issuance described in this clause (iv) shall be for operational or asset acquisition purposes and not capital raising purposes.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

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(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed by the Company with the Commission under Rule 433. Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m) Publicity. The Company shall not, prior to the Closing Time or 48 hours prior to any Date of Delivery (if any), as the case may be, issue a press release or other communication directly or indirectly or hold a press conference with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Securities, without the Representative’s consent (such consent not to be unreasonably withheld or delayed).

(n) Manipulation. The Company shall not, and shall cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

SECTION 4. Payment of Expenses; Representative’s Warrant.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, (iii) the preparation, issuance and delivery of any certificates for the Securities to the Underwriters, including any related stock or other transfer taxes or stamp or other duties incurred by the Company or the Underwriters in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto (which fees and disbursements shall not exceed $5,000), (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the use of the iDeal or NetRoadshow systems, and the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations that are approved in writing by the Company, travel and lodging expenses of the representatives and officers of the Company and travel and lodging expenses of any such consultants that are approved in writing by the Company, and the Company’s proportionate share (based on the number of Company personnel participating) of the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (which fees and disbursements shall not exceed $5,000), (xi) the fees and expenses incurred in connection with the listing of the Common Shares and the Warrants on the NASDAQ Capital Market; (xii) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors (which amounts shall not exceed $5,000 in the aggregate); and (xiii) the reasonable and documented fees and disbursements of legal counsel to the Underwriters; provided, however, that any expenses to be paid by the Company to the Underwriters pursuant to this Section 4(a) shall not exceed $100,000 in the aggregate (but the amount of such expenses shall be reduced by the $15,000 of aggregate expense advances previously paid by the Company to the Representative, and which will be returned to the Company to the extent not used for actual out-of-pocket expenses). All such expenses incurred by or on behalf of the Underwriters (except for legal fees and disbursements, which shall be paid at Closing) shall be payable by the Company within 30 days of the receipt of an invoice in respect thereof and may be deducted from the gross proceeds at the Closing Date.

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(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for their reasonable and documented accountable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that such expenses shall not exceed $30,000 in the aggregate (but the amount of such expenses shall be reduced by the $15,000 of aggregate expense advances previously paid by the Company to the Representative).

(c) Representative’s Warrant. In consideration of the services to be provided for hereunder, the Company shall issue to the Representative, or to such other parties designated by the Representative, a warrant to purchase an aggregate of [____] Common Shares (the “Representative’s Warrant”) in the form attached as Exhibit A.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430A).

(b) Opinion of U.S. Counsel for Company. At Closing Time, the Representative and the Underwriters shall have received the favorable opinion and negative assurances statements, dated as of Closing Time, of Seward & Kissel LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

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(c) Opinion of Counsel on Issues of Marshall Islands Law for Company. At Closing Time, the Representative and the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Seward & Kissel LLP, special counsel on matters of Marshall Islands law for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d) Opinion of Counsel on Issues of Liberian Law for Company. At Closing Time, the Representative and the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Seward & Kissel LLP, special counsel on matters of Liberian law for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(e) Negative Assurances Letter of Counsel for Underwriters. At Closing Time, the Representative and the Underwriters shall have received a negative assurances letter, dated as of Closing Time, of Ellenoff Grossman & Schole LLP, counsel for the Underwriters.

(f) Company Officers’ Certificate. At Closing Time, there shall not have been since the Applicable Time, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the chief executive officer of the Company or the chief financial officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act, no order preventing the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to his knowledge, contemplated.

(g) Accountant’s Comfort Letter. The Representative shall have received from E&Y a letter dated the date hereof, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus (the “Comfort Letter Condition”).

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(h) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from E&Y a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements related to the offering contemplated hereby, provided that the Underwriters shall have undertaken reasonable best efforts to secure such confirmation.

(j) Lock-Up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons and entities listed on Schedule D hereto.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Company Officers’ Certificates. A certificate, dated such Date of Delivery, of the chief executive officer of the Company and of the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion and negative assurances statements of Seward & Kissel LLP, special U.S. counsel for the Company, together with the favorable opinion of Seward & Kissel LLP, special counsel for the Company on issues of Marshall Islands law, Seward & Kissel LLP, special counsel for the Company on issues of Liberia law, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b) through 5(f) hereof.

(iii) Negative Assurances Statement of Counsel for Underwriters. A negative assurances letter of Ellenoff Grossman & Schole LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the letter required by Section 5(g) hereof.

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(iv) Bring-down Comfort Letter. A letter from E&Y, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m) Termination of Agreement. If any condition specified in this Section (including, without limitation, the Comfort Letter Condition, but excluding any negative assurances letter to be delivered by Ellenoff Grossman & Schole LLP) shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the Initial Securities or Option Securities, as applicable, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information furnished to the Company by such Underwriter through the Representative expressly for use therein.

(c) Actions against Parties; Notification. Any party that proposes to assert the right to be indemnified under this section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this section, notify in writing each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Agreement. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one firm of legal counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ another counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

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SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

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SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time: (i) if there has been, since the time of execution of this Agreement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been materially (with materiality being determined in sole judgment of the Representative) suspended or limited by the Commission or NASDAQ, or if trading generally on the New York Stock Exchange, the NYSE MKT or NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (v) if a banking moratorium has been declared by either Federal or New York authorities, or (vi) the Comfort Letter Condition has not been satisfied.

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(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 12, 13, 15, 16, 17, 18 and 19 shall survive such termination and remain in full force and effect.

(c) Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then: if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(d) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

SECTION 10. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

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SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: Equity Capital Markets, with a copy to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: General Counsel, with a copy for information purposes only to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105, Attention: Barry I. Grossman., Esq., and notices to the Company shall be directed to it at the Company’s address indicated on the front cover of the Registration Statement, Attention: Stamatios Tsantanis, with a copy to Seward & Kissel LLP, 1 Battery Park Plaza, New York, New York 10003, Attention: Gary J. Wolfe, Esq.

SECTION 12. No Advisory or Fiduciary Relationship. The Company (on behalf of itself and each Subsidiary and affiliate of the Company) acknowledges and agrees that: (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Integration. This Agreement supersedes all prior or contemporaneous agreements and understandings (whether written or oral) between the Company or any affiliate thereof and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

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SECTION 15. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or New York State court located in the City and County of New York (a “New York Court”), and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby irrevocably designates and appoints Seward & Kissel LLP (the “Process Agent”) as its authorized agent upon whom process may be served in any Claim brought against the Company, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to each Underwriter that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by first-class mail and delivered to the Process Agent, shall be deemed in every respect effective service of process upon the Company in any such Claim. Nothing herein shall affect the right of each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or any “affiliate” (within the meaning of Rule 405 under the 1933 Act) of such Underwriter, or the successors and assigns of all of the foregoing persons, to serve process in any other manner permitted by law. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Republic of The Marshall Islands. The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN ENTERED INTO, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

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SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 21. Effect of Headings. The Section headings and subheadings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very Truly Yours,

SEANERGY MARITIME HOLDINGS CORP.

By:
Name:
Title:

AGREED TO ACCEPTED:

MAXIM GROUP LLC, for itself and as Representative

of the other Underwriters named in Schedule A hereto.

By:
Name:
Title:

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SCHEDULE A

Initial Securities

Name of Underwriter	Number of Common Shares, each Together with a Warrant
Maxim Group LLC

Total	[______]

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SCHEDULE B

General Disclosure Package

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SCHEDULE C

OCP Initial Securities

Name of Underwriter	Number of Common Shares, each together with a Warrant
Maxim Group LLC

Total	[______]

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SCHEDULE D

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Claudia Restis

Jelco Delta Holding Corp.

Comet Shipholding Inc.

Stamatios Tsantanis

Christina Anagnostara

Elias Culucundis

Dimitris Anagnostopoulos

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Exhibit A

FORM OF REPRESENTATIVE’S WARRANT

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Exhibit B

FORM OF LOCK-UP AGREEMENT

[DATE]

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

For itself and as Representative of the several Underwriters

Re: Proposed Public Offering by Seanergy Maritime Holdings Corp.

Ladies and Gentlemen:

The undersigned, a stockholder, director or officer of Seanergy Maritime Holdings Corp., a Marshall Islands corporation (the “Company”), understands that Maxim Group LLC (“Maxim”), as Representative of the several Underwriters named in Schedule A therein, proposes to enter into a Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of an aggregate of [ ] of the Company’s common shares, par value US$0.0001 per share and Class A warrants to purchase an aggregate of [______]of the Company’s common shares (collectively, the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 120 days from the date of the closing of the offering contemplated by the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”), with respect to which the undersigned now owns and has the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise.

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The foregoing shall not apply to (a) transactions relating to Lock-Up Securities or other securities acquired in open market transactions after the completion of the Offerings, (b) transfers of Lock-Up Securities as a bona fide gift or by will or intestacy, (c) if the undersigned is an entity, distributions of Lock-Up Securities to stockholders or other equity holders of the undersigned, (d) transfers of Lock-Up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (e) transfers of Lock-Up Securities to the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act) or to any investment fund or other entity controlled by or under common control or management with the undersigned or its affiliates, or (f) if the undersigned is an individual, dispositions to the Company in connection with the “cashless” exercise of stock options (the term “cashless” exercise in this agreement being intended to include the sale of a portion of the option shares or previously owned shares of Common Stock to cover payment of the exercise price), in each case upon the exercise of awards granted pursuant to the Company’s 2011 Equity Incentive Plan or any other incentive compensation plan of the Company in effect at date hereof; provided that no public announcement or filing under the 1934 Act shall be required or voluntarily made in connection with such transfer other than any required filing under the 1934 Act that indicates by footnote disclosure or otherwise the nature of such transfer or deemed transfer; provided further that in the case of any transfer or distribution pursuant to clause (b) through (e), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this letter.

Notwithstanding anything herein to the contrary, if (1) the closing of the offering of the Securities has not occurred prior to December 31, 2016, (2) the Company notifies Maxim in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the offering of the Securities, or (3) the Underwriting Agreement (other than any provision thereof which is expressed to survive termination) shall terminate, this agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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